UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2026

Group 1 Automotive, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13461	76-0506313
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Town and Country Blvd, Suite 500
Houston, Texas 77024
(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (713) 647-5700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On September 8, 2026, Group 1 Automotive, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), by and among the Company, J.P. Morgan Securities LLC, as representative of the initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), and the guarantors listed in Schedule 2 thereto (collectively, the “Guarantors”), which provides for the sale by the Company of $625.0 million aggregate principal amount of its 6.250% Senior Notes due 2032 (the “2032 Notes”) and $625.0 million aggregate principal amount of its 6.625% Senior Notes due 2035 (the “2035 Notes” and, together with the 2032 Notes, the “Notes”) to the Initial Purchasers (the “Offering”). The Notes will be sold to investors at par.

The Notes will be guaranteed on an unsecured senior basis (the “Guarantees”) by each of the Guarantors. The closing of the issuance and sale of the Notes is expected to occur on September 22, 2026, subject to customary closing conditions. The Company expects to receive net proceeds of approximately $1,236.0 million from the Offering after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds of the Offering, together with cash on hand, to fund the purchase price for its previously announced acquisition of certain dealership assets and related real estate from Hennessy Automobile Companies, Inc. and certain of its affiliates (the “Hennessy Acquisition”) and to pay related fees and expenses. Because the closing of the Hennessy Acquisition is expected to occur after the closing of the Offering, the Company intends to use the net proceeds, pending the closing of the Hennessy Acquisition, to repay a portion of the outstanding borrowings under the acquisition line under its revolving credit facility, which the Company expects to reborrow at the closing of the Hennessy Acquisition to fund a portion of the purchase price.

If the Hennessy Acquisition is not consummated on or prior to the later of (x) January 6, 2027 (the “Outside Date”) and (y) such date to which the Outside Date under the purchase agreement relating to the Hennessy Acquisition may be extended in accordance with the terms thereof (such later date, the “Special Mandatory Redemption Outside Date”), or upon the occurrence of certain other events, including the termination of the purchase agreement related to the Hennessy Acquisition prior to the Special Mandatory Outside Date, the Company will be required to redeem all of the 2032 Notes then outstanding at a redemption price equal to 100% of the initial issue price thereof, plus accrued and unpaid interest, if any, from the issue date to, but excluding, the redemption date (the “Special Mandatory Redemption”). In that case, the Company intends to use the net proceeds of the offering that are not used to fund the Special Mandatory Redemption to repay borrowings under the Company’s revolving credit facility and for general corporate purposes.

The Notes and Guarantees will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers intend to resell the Notes to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act and to persons outside the United States pursuant to Regulation S of the Securities Act.

The Purchase Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification (including indemnification for liabilities under the Securities Act) and contribution obligations and other terms and conditions customary in agreements of this type.

The foregoing summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K, including the exhibits, shall not constitute an offer to sell or the solicitation of an offer to buy the Notes nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Relationships

Certain of the Initial Purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. In particular, U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., is the administrative agent under the Company’s Revolving Credit Facility and affiliates of certain of the Initial Purchasers are lenders under the Company’s Revolving Credit Facility. Accordingly, such affiliates will receive a portion of the net proceeds of the Offering. In addition, affiliates of the Initial Purchasers agreed to provide us with interim financing for the Hennessy Acquisition pursuant to a bridge credit agreement. The net proceeds of the Offering will reduce the commitments available to be drawn under such credit agreement on a dollar-for-dollar basis. J.P. Morgan Securities LLC is also acting as financial advisor to the Company in connection with the Hennessy Acquisition.

Item 8.01	Other Events.

On September 8, 2026, the Company issued a press release announcing the pricing of the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is filed as Exhibit 99.1 to this report, which is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated September 8, 2026, by and among Group 1 Automotive, Inc., J.P. Morgan Securities LLC, as representative of the initial purchasers listed in Schedule 1 thereto, and the guarantors listed in Schedule 2 thereto.

99.1	Press Release of Group 1 Automotive, Inc. dated as of September 8, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

Date: September 9, 2026	By:	/s/ Gillian A. Hobson
	Name:	Gillian A. Hobson
	Title:	Senior Vice President

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